UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement

On February 27, 2013, the Company, Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Merger Sub (collectively, the “Borrowers”) entered into a Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement, effective February 1, 2013 with Third Eye Capital Corporation, as agent (“Administrative Agent”) for the noteholders who are a party thereto (the “Lenders”), and the Lenders (the “Credit Agreement”), pursuant to which the Administrative Agent provided a Notional Paydown of the Revolving Portion of the Revolving Notes in the amount of $3, 100,000.  The Company may elect to draw up to the $3,100,000 amount for working capital purposes at any time, subject to compliance with the conditions of the Credit Agreement.

The Administrative Agent also (i) granted waivers to the Borrowers’ obligation to pay or comply, including financial and production covenants for the quarter ended March 31 and June 30, 2013; (ii) extended the date of the next interest payment until the earlier of certain events described in the Limited Waiver or May 1, 2013, and (iii) agreed to allow the Borrowers to pay the Partial Amendment Fee of $1,000,000 due January 1, 2013 in shares of the Company’s common stock.

In consideration for the Limited Waiver and Amendment, the Borrowers, among other things, agreed to: (i) pay the Lenders a waiver fee comprised of $1,500,000 added to the outstanding principal balance of the Revolving Loan Facility Notes and (ii) issue to the Lenders 750,000 Common Shares of the Parent. In addition, the interest rate of the Notes was raised by 5% until certain conditions are met.

The foregoing description of the Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Waiver and Amendment No. 2 to Amended and Restated Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Limited Waiver and Amendment No.2 to Amended and Restated Note Purchase Agreement dated as of February 27, 2013 by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

Date: March 11, 2013	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer